2


             AMENDED AND RESTATED AGREEMENT AND PLAN OF ACQUISITION
                                  BY AND AMONG
                       LIVESTAR ENTERTAINMENT GROUP, INC.
                              A NEVADA CORPORATION,

                             1485684 ONTARIO LIMITED
                             AN ONTARIO CORPORATION,

                                       AND

                                MR. TERRANCE LALL
                                 AN INDIVIDUAL.


                       Effective as of October 24th, 2003

             AMENDED AND RESTATED AGREEMENT AND PLAN OF ACQUISITION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF ACQUISITION (this "Agreement") is made and entered into to be effective the 24th day of October, 2003, by and among LIVESTAR Entertainment Group Inc., a Nevada corporation ("LIVESTAR "), 1485684 Ontario Limited, an Ontario corporation doing business as The Sequel Nightclub ("Sequel"), and Mr. Terrance Lall, an individual ("Mr. Lall").
                                    PREMISES


A. This Agreement provides for the acquisition of Sequel by LIVESTAR, with LIVESTAR acquiring 100% of the issued and outstanding capital shares and the minimum of USD $200,000.00 (or CDN $256,000.00 as agreed to by the parties) of certain shareholder Loans owed to Mr. Lall by Sequel in exchange for the consideration set forth herein.


B. The board of directors of Sequel with respect to Sequel, and the board or directors of LIVESTAR with respect to LIVESTAR, have determined, subject to the terms and conditions set forth in this Agreement, that the acquisition of the shares of Sequel by LIVESTAR contemplated hereby, is desirable and in the best interests of the stockholders of Sequel and LIVESTAR. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.
                                    AGREEMENT


     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:


                                    ARTICLE I

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                             OF SEQUEL AND MR. LALL


     As an inducement to and to obtain the reliance of LIVESTAR, Sequel and Mr. Lall represent and warrant as follows:


     SECTION 1.1 ORGANIZATION. Sequel is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted including the right to operate as a nightclub offering services to the public customary to that industry. Included in Schedule 1.1 are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Sequel as in effect on the date hereof.

The execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Sequel's articles of incorporation or bylaws. Sequel has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.


SECTION 1.2 CAPITALIZATION. All issued and outstanding shares of Sequel (the "Sequel Shares") are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Sequel has no other securities, warrants or options issued other than as set forth in the Schedule 1.2.


SECTION 1.3 SUBSIDIARIES. Sequel does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.


SECTION 1.4 FINANCIAL INFORMATION. The books and records, financial and otherwise, of Sequel are in all material respects complete and correct and have been maintained in accordance with good business accounting practices. Relevant thereto:


     (a) Sequel has filed or is preparing to file all provincial, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;


      (b) the books and records, financial and others, of Sequel are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

Sequel will provide to LIVESTAR on or before 72 hours prior to the Closing Date Financial Statements of Sequel for the year ended December 31, 2002 and interim financial statements for the eight month period ended August 31, 2003 (the "Interim Financial Statements") prepared by Paul Babber & Associates, Chartered Accountants, to the level of Notice to Reader (collectively, the "Financial Statements").

Mr. Lall represents and warrants that the Financial Statements will have been prepared in accordance with Generally Accepted Accounting Principals on a basis consistent with prior years, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, conditional, contingent or otherwise) and financial condition of Sequel as at the respective dates of the Financial Statements and the sales, expenses, earnings, and results of operations of Sequel for the respective periods covered by the Financial Statements.

SECTION 1.5 INFORMATION. The information concerning Sequel set forth in this Agreement including any schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.


SECTION 1.6 SHAREHOLDERS. Mr. Lall owns 100% of the issued and outstanding capital shares of Sequel and 100% of all Shareholder Loans.


SECTION 1.7 SHAREHOLDER LOANS. The amount owing by Sequel to Mr. Lall as at August 31, 2003 is no less than USD $500,000.00 (or CDN $641,000.00 as agreed to by parties) (the "Shareholder Loans") as reflected in the Financial Statements of which CDN $40,000.00 is to be paid by the Sequel on Closing as hereinafter set out and a further amount of CDN $345,000.00 is to be paid by the Sequel pursuant to the terms of a Promissory Note with specific payment terms. The balance of the Shareholder Loans (a minimum of CDN $256,000.00) is to be assigned and transferred to Livestar on Closing in exchange for the Livestar Shares described in Section 3.4.


SECTION 1.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the Schedules, or as otherwise disclosed to LIVESTAR:


(a)     Except as reflected in the Financial Statements there has not been:
(i) any material adverse change in the business, operations, properties, assets or condition of Sequel; or (ii) any damage, destruction or loss to Sequel
(whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Sequel; or (iii) any material adverse change to the revenues and expenses that would be greatly lower than those presented in the Financial Statements.


(b) Except as reflected in the Financial Statements or in any schedules hereto, Sequel has not: (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Sequel; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;


(c) Except as reflected in the Financial Statements or in any schedules hereto, Sequel has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Sequel balance sheet and current liabilities incurred since that date in the ordinary course of business;
(iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Sequel; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and


(d) to the best knowledge of Sequel, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Sequel.


SECTION 1.9 TITLE AND RELATED MATTERS. Sequel has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the Financial Statement or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties (c) any equipment leases, security interests and encumbrances reflected in the Financial Statements, including Financing Statements registered in favour of Mr. Ken Davis and First Choice Communications Inc. which are to be discharged on or immediately following Closing and a Financing

Statement to be registered in
favour of Mr. Lall on Closing to secure repayment of the outstanding sum of CDN $345,000.00 owed to him by the Sequel on Closing, as set out herein and a Financing Statement registered on behalf of the Minister of Finance (Ontario) which is to be discharged on or immediately following Closing. Except as set forth herein or in the Schedules, Sequel owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Sequel's business. No third party has any right to, and Sequel has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of Sequel or any material portion of its properties, assets or rights.


SECTION 1.10 LITIGATION AND PROCEEDINGS. Except as set forth in Schedule 1.9, to the best of Sequel's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Sequel or affecting Sequel or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of Sequel. Sequel does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.


SECTION  1.11     CONTRACTS.


(a) Except as included in Schedule 1.10, there are no material contracts, agreements, franchises, license agreements or other commitments to which Sequel is a party or by which it or any of its assets, products, technology or properties are bound;


(b) except as included or described in the Schedules or reflected in the Financial Statements, Sequel is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Sequel is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $5,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreements;
(vii)  agreement  with  any  present or former officer or director of Sequel; or
(viii) contract, agreement or other commitment involving payments by it of more than $5,000 in the aggregate; and


(c) to Sequel's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which Sequel is a party or by which its properties are bound and which are material to the operations of Sequel taken as a whole, are valid and enforceable by Sequel in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally and except as otherwise provided in Section 1.13 hereof.


     SECTION 1.12 MATERIAL CONTRACT DEFAULTS. To the best of Sequel's knowledge and belief, Sequel is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Sequel, including the premises lease and all equipment leases, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Sequel has not taken adequate steps to cure any such a default. There is a dispute between the Sequel and the lanlord as to payment of approximately $7000.00 claimed by the landlord. The payment of such disputer amount shall be the sole responsibility of the Sequel after Closing. There is also a dispute as to the Sequel's share of increased insurance premiums incurred by the landlord with respect to the building. To the best of Mr. Lall's knowledge and belief, the share requested by the landlord is not in accordance with the terms of the premises lease. If any such amounts are payable, they shall be the sole responsibility of the Sequel after Closing. The foregoing contingencies are herein referred to as the ("Landlord Contingencies").


SECTION 1.13 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Sequel is a party or to which any of its properties or operations are subject, except that the consent of the landlord of the Sequel business premises and the consent of any equipment lessors may be required on or before Closing. Livestar acknowledges that as of the date hereof the landlord has not provided the required consent to the transfer of the Sequel Shares to Livestar and has adopted the position that the renewal right set out in the premises lease has not been validly exercised on account of, among other things, the Landlord Contingencies, To the best knowledge and of belief of Mr. Lall, the position of the landlord is without merit, due to the fact the Sequel and Mr. Lall has performed, to the best of their knowledge, all necessary actions under the lease to obtain written consent and that Livestar should be successful in the attainment of the required consent. Livestar agrees that in the event the said written consent and a written acknowledgment from the landlord to the effect that the renewal right has been validly exercised is not obtained prior to closing, Livestar will complete the transactions contemplated herein and will at its or Sequel's sole discretion and expense, use best efforts to obtain written consent and written acknowledgement as soon as possible after Closing. Mr. Lall agrees to provide all ongoing assistance and support as may be requested by Livestar or Sequel in attainment of the aforementioned written consent.

Livestar acknowledges that as of the date hereof the Sequel has not obtained renewal of the Lease that expires March 31, 2004. The Sequel and Mr. Lall represent they have performed all duties under the lease to effect a renewal and, to the best of their knowledge, any position of the landlord after Closing against a renewal are without merit and that Livestar should be successful in the attainment of the required lease renewal. Livestar acknowledges it is aware of and understands the Option to renew clause of the lease stated as the following:

If the Tenant has not committed any breach of any term or condition of this Lease, and is not then committing any breach of any term of condition of this Lease, then the Tenant shall have this Lease by notice in writing given to the Landlord at least six (6) months prior to the end of the Term for a period of five (5) years upon the same terms and conditions contained in this Lease, save and except that there shall be no further option to renew, and save and except that Basic Rent shall be payable during the renewal term in an amount to be negotiated by the parties, acting in good faith, based on the fair market rent which would be paid by a Tenant for comparable premises in the vicinity of the Building. If the amount of Basic Rent cannot be agreed upon, at least one (1) month prior to the end of the Term, the option to renew hereunder shall be arbitrated under the Ontario Arbitration Act.

Mr. Lall agrees to provide all ongoing assistance and support as may be requested by Livestar or the Sequel in attainment of the aforementioned option to renew provision of the lease.

SECTION  1.14     GOVERNMENTAL AUTHORIZATIONS.  To the best of Sequel's and
Mr. Lall's knowledge, Sequel has all licenses including liquor licenses, franchises, permits or other governmental authorizations legally required to enable Sequel to conduct its business in all material respects as conducted on the date hereof. Except for compliance with provincial, federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Sequel of this Agreement and the consummation by Sequel of the transactions contemplated hereby, except that the approval of the Alcohol and Gaming Commission of Ontario ("AGCO") will be required for the transfer of the liquor license in connection with the transfer of ownership of the Sequel Shares from Mr. Lall to LIVESTAR . The parties will on Closing execute and deliver a 90 day carry over agreement with respect to the existing Sequel Liquor License.

SECTION 1.15 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Sequel's and Mr. Lall's knowledge, Sequel has complied and is in compliance with all applicable statutes and regulations of any provincial, federal, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Sequel or would not result in Sequel's incurring any material liability.

SECTION 1.16 INSURANCE. All of the insurable properties owned either directly or indirectly by Sequel are insured for Sequel's benefit under valid and enforceable policies issued by insurers of recognized responsibility.

SECTION 1.17 APPROVAL OF AGREEMENT The board of directors of Sequel has authorized the execution and delivery of this Agreement by Sequel and have approved the transactions contemplated hereby.

SECTION 1.18 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except for the Shareholder Loans there exists no material contract, agreement or arrangement between Sequel or any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Sequel to own beneficially, ten percent (10%) or more of the issued and outstanding common shares of Sequel and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Sequel than terms available from otherwise unrelated parties in arms-length transactions. There are no commitments by Sequel, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

SECTION 1.19 LABOR RELATIONS. Sequel has never had a work stoppage resulting from labor problems. To the best knowledge of Sequel, no union or other collective bargaining organization is organizing or attempting to organize any employee of Sequel.

SECTION 1.20 SPECIAL WARRANTIES. The financial position of Sequel as reflected in the Financial Statements is accurate in all material respects. Sequel is not subject to any litigation and is in compliance with all regulatory requirements including tax filings and compliance with liquor license permits.

SECTION 1.21 DEBTS AT CLOSING. At the time of Closing, Sequel will not have any debts or liabilities other than debts and obligations reflected in the Financial Statements, ordinary trade debts accrued from August 31, 2003 to and including the Closing Date and equipment lease obligations.

The parties acknowledge that immediately following Closing, Sequel will be indebted (i) Mr Lall in the amount of CDN $345,000.00 as evidenced by the Promissory Note to be issued by Sequel on Closing in respect thereof and, as set out in Section 3.2 hereof, will be indebted to Livestar for the balance of the Shareholder Loans owing to Mr Lall plus any additional direct loan advances from Livestar to Sequel as contemplated herein. Contingent liabilities for retail sales tax, goods and services tax and income tax not due as of the Closing Date will be accrued on the Closing Financial Statements described in Section 4.10 and LIVESTAR will cause the Sequel to pay such amounts as and when due.

SECTION  1.22     AFFIRMATION  OF  SHAREHOLDERS  LOANS.

All amounts owed to Mr. Lall represent actual advances from him to the Sequel or amounts paid by him on behalf of the Sequel or amounts owed to Mr. Lall for services rendered to Sequel and are bona fide debt obligations of the Sequel.

                                   ARTICLE II
              REPRESENTATIONS, COVENANTS AND WARRANTIES OF LIVESTAR

As an inducement to, and to obtain the reliance of Sequel and Mr. Lall, LIVESTAR represents and warrants as follows:

SECTION 2.1 ORGANIZATION. LIVESTAR is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of LIVESTAR's articles of incorporation or bylaws. LIVESTAR has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. LIVESTAR has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

SECTION 2.2 CAPITALIZATION. The authorized capitalization of LIVESTAR consists of 250,000,000 shares of common stock, par value $0.0001 per share and 200,000,000 shares of preferred stock par value $0.0001 per share. As of July 7, 2003 there are 94,794,923 common shares of LIVESTAR issued and outstanding and 105,499,073 fully diluted.

SECTION  2.3     FINANCIAL  STATEMENTS.

(a) Included in the EDGAR data base of the Securities and Exchange Commission are the audited balance sheets of LIVESTAR for the fiscal years ended December 31, 2002 and 2001, and the related statements of operations and deficit, changes in stockholders' equity and cash flows for the years then ended, and the unaudited balance sheet and related statement of operations and deficit, changes in stockholders' equity and cash flow for the three month period ended March 31, 2003.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The LIVESTAR balance sheets present fairly as of their respective dates the financial condition of LIVESTAR. LIVESTAR did not have as of the date of any of such LIVESTAR balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles other than as listed herein, and all assets reflected therein are properly reported and present fairly the value of the assets of LIVESTAR, in accordance with generally accepted accounting principles. The statements of operations and deficit, changes in stockholders' equity and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) The books and records, financial and others, of LIVESTAR are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

(d) To the best of LIVESTAR's knowledge, LIVESTAR has no liabilities with respect to the payment of any federal, provincial, state, county, local or other taxes (including any deficiencies, interest or penalties).

SECTION 2.4 INFORMATION. The information concerning LIVESTAR as set forth in this Agreement is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein:

(a) LIVESTAR has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of LIVESTAR; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(b) to the best knowledge of LIVESTAR, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of LIVESTAR .

SECTION 2.6 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of LIVESTAR's knowledge and belief, threatened by or against or affecting LIVESTAR, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of LIVESTAR except as described in its filings with the Securities and Exchange Commission.

SECTION  2.7     NO  CONFLICT  WITH  OTHER  INSTRUMENTS.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which LIVESTAR is a party or to which any of its properties or operations are subject.

SECTION 2.8 GOVERNMENTAL AUTHORIZATIONS. To the best of LIVESTAR 's knowledge, LIVESTAR has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by LIVESTAR of the transactions contemplated hereby.

SECTION 2.9 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of LIVESTAR 's knowledge and belief, LIVESTAR has complied with all applicable statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, or condition of LIVESTAR or would not result in LIVESTAR 's incurring any material liability. Further, LIVESTAR is, as of the date of this Agreement, a "reporting company" under Section 12 of the Securities Exchange Act of 1934, as amended, and is current in filing all reports required to be filed pursuant to said Act.

SECTION 2.10 APPROVAL OF AGREEMENT. The board of directors of LIVESTAR have authorized the execution and delivery of this Agreement by LIVESTAR and have approved the transactions contemplated hereby.

SECTION 2.11 SPECIAL WARRANTIES. LIVESTAR warrants: (i) that it is subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934 and that it is current in filing all required reports pursuant to such requirements; (ii) that its public filings with the Securities and Exchange Commission disclose in all material respects its financial position and material contracts; and (iii) its shares are listed on the OTC Bulletin Board under the symbol "LSTA".

                                   ARTICLE III
                     ACQUISITION CONSIDERATION AND PROCEDURE

SECTION 3.1 PURCHASE CONSIDERATION. The total purchase price of the Sequel Shares by LIVESTAR is US$10.00 the legal sufficiency and receipt of which is hereby acknowledged. (Unless designated otherwise, all monetary amounts stated in this Agreement shall be in US dollars even if not specifically designated as such in each instance.) The consideration for the purchase from Mr. Lall of the amount of minimum of CDN $256,000.00 of Shareholder Loans representing the portion of the Shareholder Loans of the minimum CDN $641,000.00 owed to him by Sequel is US $200,000.00 which shall be paid and satisfied in full by the issuance by Livestar to Mr. Lall or as he may direct of 1,000,000 shares of preferred stock of LIVESTAR as described in Sections 3.4 and 3.6 herein.

SECTION  3.2     CASH  ADVANCES  TO  SEQUEL  BY  LIVESTAR.
LIVESTAR shall advance to the Sequel U.S.$35,609.00 on the Closing Date. The $35,609.00 shall be paid by bank draft or certified check. The US $35,609.00 (which the parties agree has a CDN dollar equivalent of $47,000.00 will be applied as follows: a) CDN. $40,000.00 to Mr. Lall such that on Closing the Promissory Note issued by Sequel to Mr Lall will be CDN $345,000.00; b) CDN $6,000.00 to the Minister of Finance (Ontario) in repayment of outstanding retail sales tax arrears such that the claim for lien filed by the Ministry of Finance may be discharged on or immediately following Closing and; c) CDN
$1,000.00 to the Minister of Finance in respect of the application fees for transfer of the existing liquor license.

Livestar agrees that the $345,000.00 owed to Mr. Lall will be evidenced by a Promissory Note to be issued by Sequel on Closing. The Promissory Note will be on terms acceptable to Livestar and Mr. Lall. Sequel will, on Closing, issue a general security agreement in favour of Mr. Lall as continuing collateral security for the sum of $345,000 owing to Mr. Lall by Sequel as of Closing.

In the event Mr. Lall shall exercise any rights as secured creditors of Sequel, the provisions of Sections 3.4, 3.6, and 4.2 hereof shall continue to apply.

Livestar agrees to fund, advance to Sequel and/or direct and/or cause Sequel to pay, all amounts that may be required by Sequel to repay the its principal sum of $345,000 owed to Mr. Lall pursuant to the Promissory Note.

SECTION 3.3 DELIVERY OF SEQUEL SHARES. Upon Closing Mr. Lall shall deliver to LIVESTAR a certificate or certificates duly executed for transfer, representing 100% of the issued and outstanding capital shares of Sequel (the "Sequel Shares") and an absolute assignment of the Shareholder Loans less CDN $40.000.00 payable on Closing and less CDN $345,000.00 evidenced by the Promissory Note.

SECTION 3.4 DELIVERY OF LIVESTAR SHARES. On Closing, if not already executed, LIVESTAR shall deliver to Mr. Lall, as a deposit the sum of $200,000.00 in the form of share certificates representing 1,000,000 shares of preferred stock of LIVESTAR (the "LIVESTAR Shares"). The LIVESTAR Shares shall have the rights and preferences set forth in Section 3.6. The LIVESTAR Shares shall be issued at the declared value of $0.20 per share. The LIVESTAR Shares shall be issued to Mr. Lall or one or more corporations designated by Mr. Lall in writing. Notwithstanding any other provision or provisions of this Agreement, the issuance of the LIVESTAR Shares pursuant to this Section 3.4 is nonrefundable and LIVESTAR shall continue to be bound by its obligations under this section 3.4 and under Section 3.6 and 4.2 hereof, in event the purchase and sale contemplated is not completed for any reason.

SECTION 3.5 DIRECTORS OF SEQUEL. Upon Closing, Mr. Lall and his nominees will resign as directors and officers of Sequel and will be replaced with nominees of LIVESTAR which may include Mr. Lall as set forth in Section 4.7 hereof. Prior to Closing, Mr. Lall shall have full business management authority over Sequel and the operations of its assets in a manner consistent with past practice.

SECTION 3.6 RIGHTS AND PREFERENCES OF LIVESTAR SHARES. The LIVESTAR Shares shall be issued from a series of preferred shares designated by the LIVESTAR directors as Series A Convertible Preferred Stock. The LIVESTAR Shares shall have the following rights and preferences:

The class of Series A Convertible Preferred Stock, $0.0001 par value per share, of LIVESTAR Entertainment Group Inc. shall be referred to hereinafter in this
Section  3.6  as  "Series  A  Stock".

The holders of outstanding shares of Series A Stock shall have conversion rights as follows:

Any shares of Series A Stock may, at the option of the holder, be converted at any time into such number of fully paid and non-assessable shares of common stock at a ratio of forty shares of common stock for every share of Series A Stock.

If the shares of common stock issuable upon the conversion of shares of Series A Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event, the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of common stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change. Without limiting the generality of the forgoing, upon the reverse split, if any, of the common shares of LIVESTAR, an anti-dilution right will exist in the Series A Stock so that the percentage ownership of common stock of LIVESTAR into which the Series A Stock was convertible immediately prior to the split will be equal to the percentage ownership of common stock of LIVESTAR into which the Series A Stock is convertible following the split.

Before any holder of shares of Series A Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the principal executive office of the corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to the corporation at its principal executive office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series A Stock, a certificate or certificates for the number of shares of common stock to which each holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date.

In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the corporation shall execute and deliver to the holder or to such other person as the holder may request in writing, at the expense of the corporation, a new certificate representing the number of shares of Series A Stock which were not converted.

If at any time, or from time to time, there shall be a reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities of the corporation (the, "Corporate Transaction"), provisions shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive, upon conversion of their Series A Stock, such shares or other securities or property of the corporation or otherwise to which a holder of the common stock deliverable upon conversion of the Series A Stock would have been entitled upon such Corporate Transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph with respect to the rights of the holders of the Series A Stock after the Corporate Transaction, to the end that the provisions of this paragraph shall be applicable after the Corporate Transaction in as nearly equivalent a manner as may be practicable.

Dividends shall be declared and set aside out of funds or assets of LIVESTAR legally available therefore for any shares of Series A Stock only upon resolution of the Board of Directors. If the Board of Directors declares a dividend payable upon shares of common stock, the holders of Series A Stock shall be entitled to dividends per the shares of Series A Stock as would be declared payable on the number of shares of common stock into which the shares of Series A Stock held by each holder thereof could be converted.

The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock against impairment.

No fractional shares shall be issued upon conversion of shares of Series A Stock. In lieu of fractional shares, the corporation shall pay cash equal to such fraction multiplied by the then fair market value of the shares of common stock, as determined by the board of directors.

The corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock; and if at any time, the number of authorized, but unissued and unreserved, shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized, but unissued and unreserved, shares of common stock to such number of shares as shall be sufficient for such purposes. Such common shares held for conversion shall be registered for sale with the Securities and Exchange Commission as set forth in
Section 4.1 herein, which registration shall be kept effective by LIVESTAR for a reasonable period of time as determined by LIVESTAR in consultation with the holder of the Series A Stock or the common stock in which it was converted.

The holders of record of outstanding shares of Series A Stock shall be entitled to cast on any matter to be voted upon by the holders of common stock of the corporation, that number of votes which the number of shares of common stock into which such outstanding Series A Stock is then convertible would be entitled to cast.

                                   ARTICLE IV
                                SPECIAL COVENANTS

SECTION 4.1 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the LIVESTAR Shares and any common shares, into which the LIVESTAR Shares are converted prior to the registration thereof, will be "restricted securities," as that term is defined in Rule 144 as promulgated pursuant to the Securities Act

SECTION 4.2 OPTION TO REDEEM LIVESTAR SHARES. In the event a default is declared in the payment of the consideration discussed in Section 3.2 and the default is not cured within ten (10) days, a first right option shall automatically issue for the redemption by LIVESTAR of the LIVESTAR Shares at a redemption price of $0.60 USD per share. If prior to that time, some or all of the LIVESTAR Shares have been converted into common shares, a first right option shall automatically issue for the redemption by LIVESTAR of the common shares into which any LIVESTAR Shares were converted at a redemption price of $0.015 USD per share. Any such purchase for redemption will be completed within twenty
(20) days after date of exercise of such election and the purchase price thereof paid in full by certified cheque. The option for redemption shall exist for (6) six months from the date of default.

SECTION 4.3 CHANGE OF CONTROL. If prior to Closing there is a change in control of LIVESTAR whereby LIVESTAR is purchased and/or controlled by another entity or persons not contemplated at the present time, or if Ray Hawkins ceases to be an officer and a director of LIVESTAR (each a "change of control event"), Mr. Lall shall have the right to unilaterally declare this Agreement null and void and cancel the transactions contemplated by this Agreement except that the provision of Sections 3.2, 3,4, 3.6, and 4.2 hereof shall continue in full force and effect.

SECTION 4.4 LIQUOR LICENSE. Upon Closing, LIVESTAR will file an application with the Alcohol and Gaming Commission (Ontario) at its expense for approval to the liquor license transfer to LIVESTAR. The parties to this Agreement agree to individually and collectively make reasonably diligent effort to supply information and documentation as necessary to obtain approval of the liquor license transfer.

SECTION 4.5 ACQUISITION COSTS. All reasonable costs incurred and paid by Mr. Lall necessary to accomplish the transactions set forth in this Agreement shall be reimbursed to Mr. Lall by LIVESTAR as long as they were pre-approved by LIVESTAR. All such costs shall be repaid to Mr. Lall on Closing or as soon as possible after Closing. Such costs shall include reimbursement for legal costs incurred by Sequel and Mr. Lall in connection with the transactions contemplated by this Agreement to a maximum of CDN$18,000.00 plus disbursements and gst.

SECTION 4.6 SEQUEL DIVIDENDS. LIVESTAR is not entitled to either the payment or to the accrual of any dividends on the Sequel Shares until after Closing.

SECTION 4.7 MANAGEMENT AGREEMENT. LIVESTAR shall as soon as possible after Closing enter into a management agreement with Mr. Lall whereby Mr. Lall shall be engaged as the President and CEO of Sequel for a term of years to be determined and to be paid a salary to be determined. Under the management agreement, Mr. Lall shall also be entitled to receive as a bonus equal to a percentage of the net revenues of Sequel calculated on a quarterly basis.

SECTION 4.8 OPERATIONS AGREEMENT. Sequel shall on Closing enter into an operations agreement with LIVESTAR outlining standards and procedures by which
Sequel will operate as a subsidiary of LIVESTAR and pursuant to which LIVESTAR shall be paid management fees for services provided to Sequel. LIVESTAR shall not be entitled to receive any management fees, however, until after Closing.

SECTION 4.9 AUDITED FINANCIAL STATEMENTS. The parties to this Agreement understand that LIVESTAR is required to provide Audited Financial Statements of Sequel in conformity with the guidelines of Item 310 of Regulation S-B promulgated under the Securities Act of 1933 within 75 days of Closing (the "Audited Financial Statements"). In addition, the parties to this Agreement agree to individually and collectively make reasonably diligent effort to supply information and documentation as necessary to meet the Audited Financial Statements requirements set forth in this Section 4.9. The cost of completing the Audited Financial Statements shall be the sole responsibility of LIVESTAR. The Closing Financial Statements shall be subject to the review and approval of the parties hereto.

SECTION 4.10 CLOSING FINANCIAL STATEMENTS. The accountant of Sequel will as soon as possible after Closing complete the Closing Financial Statements of Sequel for the period January 1, 2003 to the Closing Date prepared to the level of Notice to Reader (the "Closing Financial Statements") and will circulate them to the parties for their review and approval. The cost of completing the Closing Financial Statements shall be the sole responsibility of the Sequel.

SECTION 4.11 HOLDING OF SEQUEL SHARES. On Closing and thereafter, LIVESTAR shall have the option of holding the Sequel Shares in a subsidiary of LIVESTAR which is either now existing or newly created for that purpose. LIVESTAR also has the right to assign this Agreement to a subsidiary of LIVESTAR to be formed specifically for the acquisition contemplated herein, except that any such assignment shall not extend to any obligations of LIVESTAR under Sections 3.2, 3.4, 3.6 or 4.2.



                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1 BROKERS AND FINDERS. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

SECTION 5.2 LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

SECTION 5.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by overnight courier addressed as follows:

If  to  Sequel  or  Mr.  Lall:            69  Yorkville  Ave.
                                          Toronto,  Canada  M5R  188

If  to  LIVESTAR:                         4th  floor  62  W.  8th  Avenue
                                          Vancouver,  BC  V5Y  1M7

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or couriered.

SECTION 5.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

SECTION 5.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the acquisition contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement; and (iii) as permitted by Section 5.16 herein.

SECTION 5.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's Schedules delivered pursuant to this Agreement.

SECTION 5.7 THIRD PARTY BENEFICIARIES. This contract is solely among Sequel, Mr. Lall and LIVESTAR and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

SECTION 5.8 ENTIRE AGREEMENT This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

SECTION 5.9 SURVIVAL. Except as otherwise provided herein, the representations and warranties of the respective parties shall survive the consummation of the transactions herein contemplated for a period of one year after the Closing Date. The covenants of the parties shall survive Closing until satisfied in full.

SECTION 5.10 COUNTERPARTS FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

SECTION 5.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

SECTION 5.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.
SECTION  5.13
     EXPENSES. Except as expressly set forth herein, each party shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefore.

SECTION 5.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

SECTION 5.15 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

SECTION 5.16 PUBLIC ANNOUNCEMENTS. LIVESTAR shall have the right to issue press releases regarding this Agreement and the business operations of Sequel. LIVESTAR shall also have the right to make other public disclosure in accordance with its reporting requirements with the Securities and Exchange Commission and its duties as a listed company on the OTC Bulletin Board.

SECTION 5.17 SEVERABILITY. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the parties hereto.

SECTION 5.18 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof

SECTION 5.19 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

SECTION 5.20 DEFAULT. Should any party to this Agreement be considered to be in default under the terms and conditions of this Agreement by any other party to this Agreement, the non-defaulting party shall give the defaulting party written notice of the alleged default. The party alleged to be in default shall then have ten (10) within which to cure the default. This Section 5.20 shall not apply to a default by LIVESTAR to pay the advances under Section 3.2, which default provisions for nonpayment are well defined elsewhere in this Agreement.

SECTION 5.21 CLOSING. The transactions contemplated under this Agreement shall close upon payment of the cash advances assuming concurrent delivery of the Sequel Shares and an absolute assignment of the Shareholder Loans to LIVESTAR and the prior delivery of the LIVESTAR Shares to Mr. Lall or his designees (the "Closing"). The Closing shall take place on October 24, 2003. Any duty or responsibility of any party to this Agreement called for in this Agreement that is not performed prior to Closing shall survive the Closing, including without limitation, the joint duties to support the transfer of the liquor license and to complete necessary audits and financial statements.

     SECTION 5.22 CLOSING DOCUMENTS. The parties hereto agree that certain of the following Closing documents maybe executed subsequently to the Closing Date. The parties hereto agree to not unreasonably withhold execution. The closing Documents are:
-     Absolute  Assignment
-     Promissory  Note
-     Non  Merger  Covenant
-     Security  Agreement
- Certificate as to Representations and Warranties (from Livestar to 1485684 Ontario Limited and Dexter Marrelli and Amenta
- Certificate as to Representations and Warranties (from Terrance Lall to Livestar and Mark Silverthorn
-     Release  (of  Terrance  Lall  by  Sequel)
-     Release  (of  Sequel  by  Terrance  Lall)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first above written.

1485684  Ontario  Limited,  an  Ontario  corporation


By:  /S/ Terrance Lall
     ------------------------------------
     Terrance Lall
Its:  CEO

LIVESTAR  Entertainment  Group,  Inc.,  a  Nevada  corporation


By:  /s/ Ray  Hawkins
     -------------------------------------
     Ray Hawkins

Its:  CEO


/s/  Terrance Lall
-------------------------------------------
Terrance  Lall,  Individual

SCHEDULES
---------


SCHEDULE  1.1
Articles  of  Incorporation  of  Sequel
Bylaws  of  Sequel


SCHEDULE  1.2
The authorized capitalization of Sequel consists of an unlimited number of shares of common shares and an unlimited number of Class A special shares. As of the date hereof there are 100 common shares of Sequel issued and outstanding.

SCHEDULE  1.9
The Sequel was charged with allowing underaged customers onto its premises. Under the AGCO act the Sequel should have shown due diligence when checking customers identification prior to admittance to its facilities.

The Sequel is confident it followed all protocol of the AGCO requirements. The Sequel was offered a settlement by the AGCO of seven days suspension. This was rejected by The Sequel and its solicitors who have requested a heating to argue its case. The Sequel is confident it has a good defense and should not face suspension.


SCHEDULE  1.10
1.     Premises  Lease  Agreement  dated  March  31,  1994
2.     Lease  Amendment  and  Consent to Assignment of Lease dated September 26,
       2001.
3.     Sound  and  Lighting  Lease  Agreement  dated  November  3,  2001
4. P.O.S./Inventory Control System Lease Agreement dated November 28, 2001 and subsequent renewal dated June 4, 2002.
5.     Liquor  License  granted  from  the  AGCO  dated  April  29,  2002


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